Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Releases “North Star” Five-Point Plan to Drive Long-Term Shareholder Value
Reports Preliminary Revenue Results for the Fourth Quarter Ended December 25, 2022
Announces Evaluation of Sale-Leaseback Transaction
Hosting Fireside Chat at the 25th Annual ICR Conference at 10:00 AM Eastern Time Today; Participating at the Jefferies 12th Annual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit on January 23-24
Englewood, CO – January 9, 2023 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers and American favorites in a family-friendly atmosphere, today released its “North Star” five-point plan to drive long-term shareholder value. The Company also reported preliminary, unaudited revenue results for the fourth quarter ended December 25, 2022 and announced it is evaluating a Sale-Leaseback transaction.
G.J. Hart, Red Robin’s President and Chief Executive Officer said, “We are excited to release our ‘North Star’ five-point plan, designed to drive long-term shareholder value and enhance Red Robin’s competitive positioning. With our menu of gourmet burgers and American favorites, attractive atmosphere, and playful environment that connects friends and family, the brand not only carries great memories for our most loyal guests but also appeals to a broad demographic. While the business has faced challenges in recent years due to the impact of COVID and at times execution that has not met our standards, we are committed to taking bold action through new executive leadership to deliver long term sustainable growth. We are thankful to have an excellent team of dedicated General Managers and team members and are committed to providing them with the resources necessary to ensure a great experience for guests and strong business results for their restaurants. We have identified multiple levers to build sales and increase profitability and are now moving to aggressive implementation to drive our success in 2023 and beyond.”
The “North Star” Five-Point Plan Consists of the Following:
Transform to an operations focused restaurant company:
•Empower decision making by Operators at the unit level
•Incent and reward Operators to drive business growth and results
•Restructured support organization
Elevate the guest experience:
•Invest in People, food quality, and the restaurant facility
•New cooking platform to fully deliver on our commitment of Gourmet Burgers
•Menu refresh adding variety of both offerings and price points
Remove costs and complexity:
•Optimize the supply chain to reduce costs and ensure consistent delivery of high-quality product
•Evaluate vendors for need, performance, and competitive costs
•Implement ongoing process to reduce costs through actions that uphold our commitment to a great guest experience
Optimize guest engagement:
•Engage with and support the local communities in which we operate
•Enhance the off-premise experience
•Further build and engage with guests through Red Robin Royalty® loyalty program
Drive growth in comparable restaurant revenue & unit level profitability, and deliver financial commitments:
•Regain credibility with the investment community
•Drive performance in the existing base of restaurants, earning the right to resume new unit growth
•Deliver financial guidance commitments
Hart continued, “The North Star initiatives will guide our efforts over the next 3 years, and we believe present an opportunity to more than double Adjusted EBITDA margin. In conjunction with our announcement to evaluate a Sale-Leaseback transaction, we are committed to building a successful and sustainable business, and creating value for shareholders.”
Preliminary Revenue Results for the Fourth Quarter, as Compared to the Prior Year as Applicable, Included the Following:
•Total revenue of approximately $290.2 million increased 2.4% compared to the fourth quarter of 2021
◦Red Robin Royalty® membership is approximately 11.3 million members, an increase of approximately 0.3 million
•Comparable restaurant revenue(1) increased 2.5% compared to the fourth quarter of 2021
◦This is the 8th consecutive quarter of positive comparable restaurant revenue(1) growth.
◦Comparable restaurant revenue(1) in the fourth quarter of 2022 includes a benefit of approximately $2.8 million due to the Company's assessment of breakage related to its Red Robin Royalty® program. Excluding this benefit, comparable restaurant revenue(1) would have increased 1.5% compared to the fourth quarter of 2021.
(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

◦Comparable restaurant revenue(1) at restaurants with Donatos® outperformed restaurants without Donatos® by 6.2% in the fourth quarter of 2022 as compared to 2019. 247 restaurants offer Donatos® as of the end of fiscal 2022.
The above results are preliminary and subject to year-end closing adjustments.
Hart concluded, “The continued growth in comparable restaurant revenue demonstrates our brand strength and provides a strong foundation to support revenue and Adjusted EBITDA growth in 2023.”
Evaluation of Sale-Leaseback Transaction
Red Robin also announced it is evaluating a Sale-Leaseback transaction related to up to 35 owned properties. The Company has engaged CBRE Group to lead the process and anticipates the proceeds will be used to repay debt, fund capital investments, and repurchase shares of company stock, subject to the terms of the Company's Credit Agreement and approval by the Board of Directors. Red Robin expects the evaluation process to be complete in the first quarter of 2023 and if pursued, a transaction to be finalized in the first or second quarter of 2023.
ICR Conference and Jefferies Summit Participation
Red Robin is hosting a fireside chat at the 25th Annual ICR Investor Conference at the JW Marriott Orlando Grande Lakes today at 10:00 AM Eastern Time. The Company will also be participating in a pre-recorded fireside chat at the Jefferies 12th Annual Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit, which will be available for on-demand viewing beginning on January 21, 2023. These webcasts will be available from the Company's website at ir.redrobin.com/news-events/ir-calendar. Red Robin will be meeting with institutional investors at both conferences – January 9-10, 2023 and January 23-24, 2023, respectively.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 520 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements regarding the Company's future performance; “North Star” strategic plan; preliminary results including revenue; Adjusted EBITDA projections; potential Sale-Leaseback transactions, timing and anticipated uses of proceeds including potential share repurchase; capital expenditures including investment in our restaurants and systems, new restaurant growth; pricing expectations; our ability to mitigate cost inflation; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company's strategic initiatives, including labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce; the impact of COVID-19 and new variants on our results of operations, staffing levels, supply chain, and liquidity; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the implementation, rollout, and timing of technology solutions; our ability to achieve revenue and cost savings; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions:
Joanna Kaufman, Red Robin Gourmet Burgers, Inc.
jkaufman@redrobin.com
(410) 458-2308

For investor relations questions:
Raphael Gross, ICR
investor@redrobin.com
(203) 682-8253